Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 of Middlefield Banc Corp. on Form S-1 (No. 333-191895) of our report dated March 11, 2014, on Middlefield Banc Corp.’s consolidated financial statements appearing in the Annual Report on Form 10-K of Middlefield Banc Corp. for the year ended December 31, 2013, and to the reference to us under the heading “Experts” in the prospectus, which is part of this registration statement.

/s/ S.R. Snodgrass, P.C.

Wexford, Pennsylvania

April 29, 2014